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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Nos. 33-86880, 33-86892, 33-93340, 333-32192, 333-48069,
and 333-48073) of our report dated March 8, 2002 relating to the financial statements, which appear in the 2001 Annual Report to the Shareholders of Virbac Corporation on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated March 8, 2002 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.



Fort Worth, Texas
March 20, 2002